Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

8point3 Energy Partners LP (together with its subsidiaries, the “Partnership”) recently acquired interests in two solar generating facilities from SunPower Corporation (“SunPower”) and First Solar, Inc. (“First Solar”), which are both operated by, and under the control of, Southern Company (“Southern”). On September 29, 2016, the Partnership acquired from SunPower a 49.0% interest in a substantially completed, 102 MW photovoltaic solar generating facility located in Kings County, California (the “Henrietta Project”).  On December 1, 2016, the Partnership acquired from First Solar a 34.0% interest in a substantially completed, 300 MW photovoltaic solar generating facility located in San Bernardino, California (the “Stateline Project” and, together with the Henrietta Project, the “Projects”).  Southern owns the remaining 51.0% and 66.0% interests in the Henrietta Project and the Stateline Project, respectively. The Projects are under the common control of Southern and are therefore required to be aggregated for purposes of measuring significance under S-X Rule 3-05(a)(3).

The unaudited pro forma condensed consolidated financial statements have been derived by the application of pro forma adjustments to the historical condensed consolidated financial statements of the Partnership. The pro forma balance sheet assumes that the acquisition of the Stateline Project occurred as of November 30, 2016 and the pro forma statement of operations for the year ended November 30, 2016 assumes that the acquisitions of the Henrietta Project and Stateline Project occurred as of December 1, 2015. The unaudited pro forma condensed consolidated financial statements reflect the following significant assumptions related to these acquisitions:

•

On December 1, 2015, the Partnership sold 8,050,000 Class A shares at a price to the public of $14.65 per share, for aggregate gross proceeds of $117.9 million, in an underwritten registered public offering (the “December 1, 2015 Offering”). The underwriting discount of $3.5 million paid to the underwriters and associated expenses of $1.1 million, for a total of $4.6 million, were deducted from the gross proceeds from the December 1, 2015 Offering. The Partnership received net proceeds of $113.3 million from the sale of the Class A shares after deducting underwriting fees and associated expenses. The Partnership used all of the net proceeds from the December 1, 2015 Offering to purchase 8,050,000 OpCo common units from 8point3 Operating Company, LLC (“OpCo”), a consolidated subsidiary of the Partnership. OpCo used such net proceeds from the sale of common units to fund a portion of the purchase price for the 49% interest in the Henrietta Project.

•

On December 1, 2015, OpCo drew down $23.0 million from its revolving credit facility and used the proceeds to fund the remaining portion of the purchase price for the 49% interest in the Henrietta Project. Loans outstanding under the credit facility bear interest at one-month LIBOR plus 2.0% margin. The unused portion of the credit facility is subject to a commitment fee of 0.30% per annum.

•

On December 1, 2015, OpCo drew down $250.0 million from its incremental term loan facility and $20.0 million from its revolving credit facility and used the proceeds to fund a portion of the purchase price for the 34% interest in the Stateline Project.

•

On December 1, 2015, OpCo issued a promissory note of OpCo to a subsidiary of First Solar in the principal amount of $50.0 million. The promissory note is unsecured, matures on December 23, 2020, and accrues interest at a rate of 4% per annum. The promissory note funds a portion of the purchase price for the 34% interest in the Stateline Project.

The historical condensed consolidated financial statements of the Partnership and the Henrietta Project and Stateline Project, from which the selected unaudited pro forma financial data have been derived, are presented in U.S. dollars and have been prepared in accordance with U.S. GAAP. The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

For the year ended November 30, 2016

(in thousands, except share and per share data)

			Pro Forma
	Partnership	Projects	Adjustments		Pro Forma
Revenues:
Operating revenues	$61,198	$—	$—		$61,198
Total revenues	61,198	—	—		61,198
Operating costs and expenses:
Cost of operations	6,959	—	—		6,959
Selling, general and administrative	7,003	—	—		7,003
Depreciation and accretion	22,792	—	—		22,792
Acquisition-related transaction costs	2,271	—	—		2,271
Total operating costs and expenses	39,025	—	—		39,025
Operating income (loss)	22,173	—	—		22,173
Other expense (income):
Interest expense	12,081	—	9,164	(a)	21,245
Interest income	(1,203)	—			(1,203)
Other expense (income)	(1,518)	—			(1,518)
Total other expense, net	9,360	—	9,164		18,524
Income (loss) before income taxes	12,813	—	(9,164)		3,649
Income tax benefit (provision)	(18,244)	—	(811)	(b)	(19,055)
Equity in earnings of unconsolidated investees	18,341	11,523	(330)	(c)	29,534
Net income (loss)	12,910	11,523	(10,305)		14,128
Less: Net income (loss) attributable to noncontrolling interests and redeemable noncontrolling interests	(14,191)	—	(9,714)	(d)	(23,905)
Net income attributable to 8point3 Energy Partners LP Class A shares	$27,101	$11,523	$(591)		$38,033
Net income per Class A share:
Basic	$1.27		$0.09		$1.36
Diluted	$1.27		$0.09		$1.36
Weighted average number of Class A shares:
Basic	21,420		6,643	(e)	28,063
Diluted	36,920		6,643		43,563

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS

As of November 30, 2016

(in thousands)

		Stateline	Pro Forma
	Partnership	Project	Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$14,261	$—	$(9,817)	( f )	$4,444
Accounts receivable and short-term financing receivables, net	5,401	—	—		5,401
Prepaid and other current assets	15,745	—	—		15,745
Total current assets	35,407	—	(9,817)		25,590
Property and equipment, net	720,132	—	—		720,132
Long-term financing receivables, net	80,014	—	—		80,014
Investments in unconsolidated affiliates	475,078	329,817	—		804,895
Other long-term assets	24,432	—	—		24,432
Total assets	$1,335,063	$329,817	$(9,817)		$1,655,063
Liabilities and Equity
Current liabilities:
Accounts payable and other current liabilities	$23,771	$—	$—		$23,771
Short-term debt and financing obligations	1,964	—	1,632	( f )	3,596
Deferred revenue, current portion	870	—	—		870
Total current liabilities	26,605	—	1,632		28,237
Long-term debt and financing obligations	384,436	—	318,368	( f )	702,804
Deferred revenue, net of current portion	308	—	—		308
Deferred tax liabilities	30,733	—	—		30,733
Asset retirement obligations	13,448	—	—		13,448
Total liabilities	455,530	—	320,000		775,530
Redeemable noncontrolling interests	17,624				17,624
Commitments and contingencies
Equity:
Class A shares, 28,072,680 and 20,007,281 issued and outstanding as of November 30, 2016 and November 30, 2015, respectively	249,138	—	—		249,138
Class B shares, 51,000,000 issued and outstanding as of November 30, 2016 and November 30, 2015	—	—	—		—
Accumulated earnings	22,440	329,817	(329,817)	( f )	22,440
Total shareholders' equity attributable to 8point3 Energy Partners LP	271,578	329,817	(329,817)		271,578
Noncontrolling interests	590,331				590,331
Total equity	861,909	329,817	(329,817)		861,909
Total liabilities and equity	$1,335,063	$329,817	$(9,817)		$1,655,063

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

The pro forma statement of operations for the year ended November 30, 2016 gives effect to the acquisitions of the Projects as if they were completed on December 1, 2015. The pro forma balance sheet as of November 30, 2016 gives effect to the acquisition of the Stateline Project as if it were completed on November 30, 2016.

The 102 MW Henrietta Project, located in Kings County, California, achieved commercial operations on October 1, 2016 and is contracted to serve a 20-year power purchase agreement (“PPA”) with Pacific Gas and Electric Company, a subsidiary of PG&E Corporation. A subsidiary of OpCo acquired from SunPower all of the class B limited liability company interests of Parrey Class B Member, LLC (the “Henrietta Class B Partnership”). The Henrietta Class B Partnership owns all of the class B limited liability company interests of Parrey Holding Company, LLC (“Henrietta Holdings”), the indirect owner of 100% of the limited liability company membership interests in Parrey, LLC (the “Henrietta Project Entity”). Such class B membership interests in Henrietta Holdings entitle OpCo to a 49% economic interest in the Henrietta Project Entity. An affiliate of Southern Company, which is not affiliated with the Partnership, owns the other 51% economic interest in the Henrietta Project Entity. The Partnership has concluded that OpCo’s minority membership interest in Henrietta Holdings will be accounted for as an equity method investment.

The 300 MW Stateline Project, located in San Bernardino, California, achieved commercial operations in August 2016 and is contracted to serve a 20-year PPA with Southern California Edison. A subsidiary of OpCo acquired FSAM DS Holdings, LLC from First Solar. FSAM DS Holdings, LLC owns 100% of the class B interests in Desert Stateline Holdings, LLC (“DS Holdings”), the direct owner of 100% of the limited liability company membership interests in Desert Stateline, LLC (the “Stateline Project Entity”). Such class B membership interests in DS Holdings entitle OpCo to a 34% economic interest in the Stateline Project Entity. An affiliate of Southern Company, which is not affiliated with the Partnership, owns the other 66% economic interest in the Stateline Project Entity. The Partnership has concluded that OpCo’s minority membership interest in DS Holdings will be accounted for as an equity method investment.

The pro forma financial statements have been derived from the historical consolidated financial statements of the Partnership and of the Projects. The pro forma financial statements include only those assets and liabilities that will be acquired. The pro forma financial statements were prepared using the equity method of accounting under U.S. GAAP. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in connection with the pro forma financial statements.

Note 2. Pro Forma Adjustments

The pro forma adjustments are based on currently available information and certain estimates and assumptions; therefore, the actual effects of these adjustments could vary materially from the pro forma adjustments. A general description of these transactions and adjustments is as follows:

(a)

Represents interest expense associated with $250.0 million drawn from OpCo’s incremental term loan facility, $43.0 million drawn from its revolving credit facility and $50.0 million issued as a promissory note to First Solar. A change in interest rate of 0.125 percent would increase or decrease interest expense by approximately $0.9 million for the year ended November 30, 2016.

(b)

Represents the income tax effect of incremental interest expense and equity in earnings of unconsolidated investees based on a statutory rate of 40.75%. The effective tax rate represents the combined U.S. statutory federal income tax rate and the California state income tax rate.

(c)	Represents equity in earnings of the Henrietta Project from September 29, 2016 through November 30, 2016 included in the Partnership’s Consolidated Statement of Operations.
(d)

Represents the reduction in net income attributable to First Solar and SunPower (the “Sponsors”), as noncontrolling interests, as a result of the December 1, 2015 Offering, partially offset by higher net income attributable to the Sponsors for incremental interest expense and equity in earnings of unconsolidated investees.
(e)	Represents the increase in weighted average number of class A shares as a result of the December 1, 2015 Offering.
(f)

Represents the consideration for the acquisition of the Stateline Project comprised of (i) a cash payment to First Solar of $279.5 million, of which the source of cash resulted from drawing $250.0 million from OpCo’s incremental term loan facility, drawing $20.0 million from its revolving credit facility, and $9.5 million cash on hand (ii) a cash payment of $0.3 million of acquisition-related transaction costs, and (iii) delivery of a $50.0 million promissory note to First Solar, of which $2.1 million is classified as short-term debt.

(in thousands)
Purchase price for Stateline Project:
Proceeds from issuance of bank loans	$270,000
Promissory note to First Solar	$50,000
Cash payments	$9,817
Investments in unconsolidated affiliates:	$329,817